Exhibit 5.1

110 North Elgin Avenue, Suite 200 Tulsa, Oklahoma 74120-1495 Telephone (918) 595-4800 Fax (918) 595-4990 www.gablelaw.com		BOK Park Plaza 499 West Sheridan Avenue, Suite 2200 Oklahoma City, OK 73102 Telephone (405) 235-5500 Fax (405) 235-2875

February 23, 2023

ONE Gas, Inc.

15 East Fifth Street

Tulsa, Oklahoma 74103

Re:	Registration Statement on Form S-3

Under the Securities Act of 1933

Ladies and Gentlemen:

We have acted as counsel to ONE Gas, Inc., an Oklahoma corporation (the “Company”), in connection with the preparation of an automatic shelf registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Act of certain securities, including the following: (a) debt securities (the “Debt Securities”), in one or more series, which may be senior debt securities issued under the indenture, dated as of January 27, 2014, between the Company and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”), which is incorporated by reference as an exhibit to the Registration Statement (the “Senior Indenture”), or may be subordinated debt securities issued under a subordinated indenture between the Company and U.S. Bank National Association, as trustee (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures” and each, individually, an “Indenture”); (b) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (c) stock purchase contracts that may consist of a contract or contracts to purchase the Company’s securities, other than guarantees, or the securities of third parties or a basket of such securities or any combination of the aforementioned securities (the “Stock Purchase Contracts”) obligating the Company to sell to holders, on specified dates, such securities, at a specified price, which may be issued under one or more purchase contract agreements (each, a “Stock Purchase Contract Agreement”) proposed to be entered into by the Company and a purchase contract agent or agents to be named (the “Stock Purchase Contract Agents”); (d) purchase units (the “Equity Units”) that consist of a Stock Purchase Contract and Debt Securities, Preferred Stock (as defined below), United States treasury securities or other debt obligations of third parties that may be used to secure the holders’ obligations under a Stock Purchase Contract, which may be issued under one or more agreements (each, an “Equity Unit Agreement”) proposed to be entered into by the Company and an agent or agents to be named (the “Equity Unit Agents”); (e) shares of the Company’s preferred stock, par value $0.01 per share, in one or more series (the

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“Preferred Stock”); (f) public receipts for depositary shares representing shares of Preferred Stock (the “Depositary Shares”), which may be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) proposed to be entered into between the Company and a bank or trust company to be named (the “Deposit Agent”); and (g) warrants for the purchase of Debt Securities, Preferred Stock, Common Stock, or Equity Units (the “Warrants”) pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and one or more warrant agents to be named. The Debt Securities, the Common Stock, the Stock Purchase Contracts, the Equity Units, the Preferred Stock, the Depositary Shares and the Warrants are hereinafter collectively referred to as the “Securities.”

In arriving at the opinions expressed below, we have examined originals or copies that have been certified as being true and complete copies of the originals of such documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. In making our examination of executed documents or documents to be executed, we have assumed (i) that the parties thereto, including the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and (ii) the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. As to any facts material to these opinions, we have relied, to the extent we deemed appropriate and without independent investigation, upon statements and representations of officers and other representatives of the Company and others.

We have assumed without independent investigation that:

(i)    at the time any Securities are sold under the Registration Statement (the “Relevant Time”), the Company will be in good standing, and will have the requisite legal status and legal capacity, under the laws of the State of Oklahoma;

(ii)    each of the Senior Indenture and any supplemental indenture thereto, the Subordinated Indenture and any supplemental indenture thereto, the Stock Purchase Contract Agreements, the Equity Unit Agreements and the Deposit Agreements has been or will be duly authorized, executed and delivered by the Trustee, Stock Purchase Contract Agents, Equity Unit Agents or Deposit Agent, as the case may be, and any Debt Securities, Stock Purchase Contracts and Equity Units that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the applicable Trustee, Stock Purchase Contract Agent or Equity Unit Agent as the case may be;

(iii)    the choice of New York law to govern the Senior Indenture and any supplemental indenture thereto is a valid legal provision;

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(iv)    New York law will be chosen to govern the Subordinated Indenture and any supplemental indenture thereto, the Stock Purchase Contracts, the Stock Purchase Contract Agreements, the Equity Unit Agreements, the Deposit Agreements and the Warrant Agreements, and that such choice is a valid and legal provision;

(v)    the choice of currency in which any Securities are denominated does not contravene any exchange control or other laws of the nation issuing such currency;

(vi)    at the Relevant Time, the Registration Statement and any supplements and amendments to the Registration Statement (including post-effective amendments) will be effective and will comply with all applicable laws;

(vii)    at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Securities to be offered in connection with the prospectus supplement, and all related documentation will comply with all applicable laws;

(viii)    all Securities will be issued and sold in the manner stated in the Registration Statement and any applicable prospectus supplement;

(ix)    at the Relevant Time, the Company will have duly completed all corporate or other actions required to be taken by it to duly authorize each proposed issuance of Securities and any related documentation (including the due reservation of any shares of Common Stock or Preferred Stock for issuance upon exercise, conversion or exchange of any Securities for Common Stock, Preferred Stock, Debt Securities, Stock Purchase Contracts and Equity Units (a “Convertible Security”), which actions will remain in full force and effect;

(x)    upon the issuance of any Common Stock or Preferred Stock, including upon the exercise, conversion or exchange of any Convertible Security, the total number of shares of Common Stock or Preferred Stock issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that the Company is then authorized to issue under its Certificate of Incorporation (as defined herein), and other relevant documents; and

(xi)    at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate or other action of the Company and duly executed and delivered by the Company and the other parties thereto.

Based on such examination and review, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.    With respect to any series of Debt Securities, when:

(a)    the applicable Indenture and any supplemental indenture related to such Debt Securities has been qualified under the Trust Indenture Act of 1939, as amended,

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(b)    the applicable Indenture, if not already duly authorized, executed and delivered, and any supplemental indenture relating to the Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto,

(c)    the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities so as not to violate any applicable law, the Amended and Restated Certificate of Incorporation of the Company, as then in effect (the “Certificate of Incorporation”), or the Amended and Restated Bylaws of the Company, as then in effect (the “Bylaws”), or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or other governmental authority having jurisdiction over the Company, and

(d)    the Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and any supplemental indenture relating to the Debt Securities and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, such Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities, Equity Units, Preferred Stock, Depositary Shares or Warrants), when issued and sold or otherwise distributed in accordance with the applicable Indenture and any supplemental indenture relating to the Debt Securities and any officers’ certificate or board resolution adopted in connection with the issuance of such Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2.    With respect to shares of Common Stock, when:

(a)    the shares of Common Stock have been duly executed (in the case of certificated shares) and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, or (ii) upon conversion or exercise of any Convertible Security, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security and providing for such conversion or exercise, and for any additional consideration specified therein, which consideration (including any consideration paid for such Convertible Security), on a per-share basis, shall in either event not be less than the par value of the Common Stock, and

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(b)    any such Convertible Security was previously validly issued and is fully paid and non-assessable (in the case of an equity security) or is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (in the case of any non-equity security), such shares of Common Stock will be validly issued, fully paid and non-assessable.

3.    With respect to any Stock Purchase Contracts, when:

(a)    a Stock Purchase Contract Agreement relating to the Stock Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto,

(b)    the terms of the Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Stock Purchase Contract Agreement so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Stock Purchase Contract Agent,

(c)    other securities relating to such Stock Purchase Contracts have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, and

(d)    the applicable Stock Purchase Contracts have been duly executed, delivered, countersigned, issued and sold or otherwise distributed in accordance with the provisions of the applicable Stock Purchase Contract Agreement to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, such Stock Purchase Contracts (including any Stock Purchase Contracts duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities or Warrants), when issued and sold in accordance with the applicable Stock Purchase Contract Agreement, if any, and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

4.    With respect to any Equity Units, when:

(a)    the terms of the Equity Units and of their issuance and sale have been duly established in conformity with the applicable Equity Unit Agreement of which the Equity Units are a component so as not to violate any applicable law, the Certificate of

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Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or other governmental authority having jurisdiction over the Company and the applicable Equity Unit Agent,

(b)    any Debt Securities, Common Stock, Preferred Stock or Warrants relating to such Equity Units have been duly authorized for issuance and issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, provided that the consideration for such Common Stock or Preferred Stock is not less than par value for such Common Stock or Preferred Stock, and

(c)    the Equity Units have been duly executed, delivered, countersigned, issued and sold or otherwise distributed in accordance with the provisions of the applicable Equity Unit Agreement to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Exchange Act in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, such Equity Units (including Equity Units duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants), when issued and sold in accordance with the applicable Equity Unit Agreement, the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

5.    With respect to any shares of Preferred Stock, when:

(a)    the certificate of designations relating to such Preferred Stock (the “Certificate of Designations”) has been duly executed and filed with the Office of the Secretary of State of the State of Oklahoma,

(b)    such shares have been issued either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement and for the consideration therefor provided for therein or (ii) upon exercise, conversion or exchange of any Convertible Security and for any additional consideration specified in such Convertible Security or the instrument governing such Convertible Security and providing for such conversion or exercise, which consideration (including any consideration paid for such Convertible Security), on a per-share basis, shall in either event not be less than the par value of such Preferred Stock, and

(c)    any such Convertible Security was previously validly issued and is fully paid and non-assessable (in the case of an equity security) or is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (in the case of any non-equity security),

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such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

6.    With respect to Depositary Shares, when:

(a)    a Deposit Agreement relating to such Depositary Shares has been duly executed and delivered by the Company and the Deposit Agent appointed by the Company,

(b)    the terms of the Depositary Shares have been established in accordance with the Deposit Agreement, and

(c)    the depositary receipts representing the Depositary Shares have been duly executed and countersigned (in the case of certificated Depositary Shares), registered and delivered in accordance with the related Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement for the consideration provided therein, the depositary receipts evidencing the Depositary Shares will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.    With respect to any Warrants, when:

(a)    the Warrant Agreement relating to such Warrants, if any, has been duly executed and delivered by the Company and each other party thereto,

(b)    the terms of the Warrants have been established in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, and

(c)    the Warrants have been duly executed (in the case of certificated Warrants) and delivered in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Warrants will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A.    The opinions expressed above are limited to the laws of the State of Oklahoma, the laws of the State of New York and the applicable federal laws of the United States of America, as these laws currently exist, and we express no opinion as to the effect of any other laws. We assume no obligation to revise or supplement our opinions due to future changes in such laws or the interpretations thereof.

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B.    To the extent relevant to our opinions in paragraphs 1, 6 and 7 and not covered by our opinions in paragraphs 2 or 5, we have assumed that any securities, currencies or commodities underlying, comprising or issuable upon exchange, conversion or exercise of any Debt Securities, Depositary Shares or Warrants are validly issued, fully paid and non-assessable (in the case of an equity security) or a legal, valid and binding obligation of the issuer thereof, enforceable against such issuer in accordance with its terms (in the case of any non-equity security).

C.    The opinions set forth in paragraphs 1, 3, 4, 6 and 7 above are subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws affecting creditors’ rights and remedies generally, (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity, (iii) public policy considerations which may limit the rights of parties to obtain remedies, (iv) requirements that a claim with respect to any (a) Debt Securities, (b) Stock Purchase Contracts or (c) Warrant or Debt Securities to which Equity Units relate, denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies. The opinion set forth in paragraph 1 above is also subject to waivers of any usury defense contained in the applicable Indenture, any supplemental indenture or the Debt Securities which may be unenforceable. The opinion set forth in paragraph 4 above is also subject to waivers of any usury defense contained in the applicable Indenture, any supplemental indenture or the Debt Securities to which the Equity Units relate which may be unenforceable.

D.    We express no opinion regarding the effectiveness of (i) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws, (ii) any provision waiving the right to object to venue in any court, (iii) any agreement to submit to the jurisdiction of any federal court, (iv) any waiver of the right to jury trial or (v) choice of law provisions.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement, the prospectus or any applicable prospectus supplement that forms a part thereof. In giving these consents, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ GableGotwals